Exhibit 99.1
For Immediate Release
Phoenix Technologies Ltd. Reports Results for Q2 2007
-Company Achieves Positive Cash Flow-
MILPITAS, CA: April 30, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal 2007 second quarter financial results.
Net revenues for the three months ended March 31, 2007 were $9.05 million, consisting of $7.48 million of license revenue and $1.57 million of service revenue. These results compare to net revenues of $9.7 million reported in the first quarter of fiscal 2007 and $23.1 million in the same period one year ago.
The company reported gross margins of $6.6 million, down from $7.2 million in the quarter ended December 31, 2006, and operating expenses of $12.3 million which were reduced from $15.1 million for the December quarter.
In connection with these results, the Company announced that it has determined that it is no longer appropriate to rely on customer forecasts of product usage when reporting revenue from customer purchase agreements. Principally as a result of this determination, the Company announced that its deferred revenue balance had increased by $4.6 million from $5.2 million at December 31, 2006 to $9.8 million at March 31, 2007.
On a GAAP basis, the net loss in the second quarter of fiscal 2007 was ($6.0) million, or ($0.23) per share, compared to a net loss of ($8.0) million, or ($0.31) per share, for the first quarter of fiscal 2007 and net loss of ($3.2) million, or ($0.13) per share, for the second quarter of fiscal 2006.
On a non-GAAP basis, in the second quarter of fiscal 2007, Phoenix reported a net loss of ($3.5) million, or ($0.14) per share, an improvement of $1.2 million or $0.04 per share from the net loss of ($4.7) million, or ($0.18) per share that the company had reported for

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the first quarter of fiscal 2007. In the second quarter of the previous year the non-GAAP net loss was $1.8 million or ($0.07) per share.
Total non-GAAP adjustments in the second quarter of fiscal year 2007 were $2.5 million compared to $3.3 million of non-GAAP adjustments in the first quarter of fiscal year 2007. These adjustments include non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R), as well as a restructuring charge of $0.9 million covering costs associated with an office relocation. These non-GAAP adjustments are more fully described in the reconciliation between net loss on a GAAP basis and non-GAAP net loss provided in the financial statements which accompany this press release.
“This has been an extraordinarily successful quarter for Phoenix Technologies. We significantly exceeded our own internal expectations for sales bookings, and we controlled expenditures well. These achievements have allowed us to achieve positive aggregate cash flow well in advance of our previously announced fourth fiscal quarter target,” said Woody Hobbs, president and chief executive officer of Phoenix Technologies.
“We believe that our determination that we should no longer rely on customer forecasts in reporting our revenues is a good thing in that it limits the risk of subsequent adjustment, but unfortunately for this quarter it diminishes the visibility of our sales accomplishments,” continued Hobbs. “The growth in our deferred revenues demonstrates that we are continuing to achieve superb results with our new sales and pricing initiatives that were instituted in our first fiscal quarter.”
“We achieved key design wins for our SecureCore Mobile products at Sony Corporation, Matsushita Electric Industrial Co. Ltd. (Panasonic) and Samsung Electronics Co. Ltd., and we executed new volume purchase agreements with each of these important OEM customers. We also completed additional new VPAs with several key ODM customers in Taiwan. Our successes on these fronts and our progress in discussions with customers

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continue to strengthen our belief regarding the company’s potential that we have expressed on the last two quarterly conference calls,” concluded Hobbs.
Phoenix Technologies’ cash and short-term investments, as of March 31, 2007, were $51.1 million compared to $50.6 million at December 31, 2006.
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Monday, April 30, 2007 at 5:30 a.m. PDT. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 30 calendar days. Alternatively investors can listen to the conference call via telephone at: 800-819-9193 (U.S/Canada) or 913-981-4911 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Thursday, May 3, 2007. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 8755446.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry leadership with its original BIOS product in 1983, and today has 154 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, SecureCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.
Phoenix, Phoenix Technologies, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Safe Harbor:
With the exception of historical information, the statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s business prospects. These statements involve risk and uncertainties, including: our ability to maintain sufficient liquidity to operate our business; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; the sufficiency of our recently announced restructuring programs; our dependence on certain key customers; our ability to attract and retain key personnel; market demand for our

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products; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Inquiry Contacts:
Richard Arnold
Executive Vice President,
Strategy and Corporate Development
Chief Financial Officer
Tel. +1 408 570 1256
E-mail: investor_relations@phoenix.com
Erica Mannion, Sapphire Investor Relations, LLC
Tel. +1 212 766 1800
E-mail: emannion@sapphireinvestorrelations.com
SOURCE: Phoenix Technologies Ltd.

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PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	September 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$48,293	$34,743
Marketable Securities	2,779	25,588
Accounts receivable, net of allowances	6,841	8,434
Prepaid royalties and maintenance	44	111
Other current assets	3,301	4,052

Total current assets	61,258	72,928

Property and equipment, net	3,191	4,247
Purchased Technology and Intangible assets, net	875	1,458
Goodwill	14,433	14,433
Other assets	1,763	2,094

Total assets	$81,520	$95,160

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,504	$3,072
Accrued compensation and related liabilities	3,006	3,844
Deferred revenue	9,792	7,584
Income taxes payable	9,382	9,041
Accrued restructuring charges - current	1,163	3,287
Other accrued liabilities	2,158	3,605

Total current liabilities	27,005	30,433

Accrued restructuring charges - noncurrent	997	1,166
Other liabilities	2,857	3,385

Total liabilities	30,859	34,984

Stockholders’ equity:
Preferred stock	—	—
Common stock	34	34
Additional paid-in capital	195,845	191,519
Retained earnings	(52,866)	(38,899)
Accumulated other comprehensive loss	(674)	(800)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	50,661	60,176

Total liabilities and stockholders’ equity	$81,520	$95,160

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months ended March 31,		Six Months ended March 31,
	2007	2006	2007	2006
Revenues:
License fees	$7,475	$21,824	$15,399	$39,896
Services fees	1,573	1,288	3,373	1,805

Total revenues	9,048	23,112	18,772	41,701

Cost of revenues:
License fees	227	1,227	492	2,547
Services fees	1,960	2,757	3,957	5,214
Amortization of purchased technology	291	838	583	1,677

Total cost of revenues	2,478	4,822	5,032	9,438

Gross Margin	6,570	18,290	13,740	32,263

Operating expenses:
Research and development	4,306	6,045	8,852	11,877
Sales and marketing	2,705	9,086	6,845	18,710
General and administrative	4,411	4,635	8,639	10,129
Amortization of acquired intangible assets	—	17	—	35
Restructuring	885	—	3,096	—

Total operating expenses	12,307	19,783	27,432	40,751

Income (loss) from operations	(5,737)	(1,493)	(13,692)	(8,488)

Interest and other income, net	462	330	1,035	885

Income (loss) before income taxes	(5,275)	(1,163)	(12,657)	(7,603)

Income tax expense	681	2,002	1,310	3,485

Net income (loss)	$(5,956)	$(3,165)	$(13,967)	$(11,088)

Earnings (loss) per share:
Basic and Diluted	$(0.23)	$(0.13)	$(0.55)	$(0.44)

Shares used in Earnings (loss) per share calculation:
Basic and Diluted	25,686	25,111	25,580	25,062
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(13,967)	$(11,088)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	1,712	3,056
Stock-based compensation	2,755	2,768
Loss from disposal of fixed assets	27	(2)
Change in operating assets and liabilities:
Accounts receivable	1,603	4,997
Prepaid royalties and maintenance	68	1,088
Other assets	1,090	1,111
Accounts payable	(1,559)	328
Accrued compensation and related liabilities	(1,036)	244
Deferred Revenue	2,224	157
Income taxes	343	668
Accrued Restructuring charges	(2,276)	(146)
Other accruals	(1,756)	(995)

Net cash provided by (used in) operating activities	(10,772)	2,186

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	111,935	158,424
Purchases of marketable securities	(89,125)	(156,699)
Purchases of property and equipment	(100)	(1,207)
Acquisition of businesses, net of cash acquired	—	(500)

Net cash provided by (used in) investing activities	22,710	18

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,572	2,091
Repurchase of common stock	—	(993)

Net cash provided by financing activities	1,572	1,098

Effect of changes in exchange rates	40	—

Net increase (decrease) in cash and cash equivalents	13,550	3,302
Cash and cash equivalents at beginning of period	34,743	27,805

Cash and cash equivalents at end of period	$48,293	$31,107

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET INCOME PER SHARE
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
GAAP net income (loss)	$(5,956)	$(3,165)	$(13,967)	$(11,088)

(1) Equity-based compensation expense under SFAS 123R (see note below)	1,568	1,363	2,703	2,768

(2) Restructuring	885	—	3,096	—

Non-GAAP net income (loss)	$(3,503)	$(1,802)	$(8,168)	$(8,320)

Non-GAAP Earnings (loss) per share:
Basic and Diluted	$(0.14)	$(0.07)	$(0.32)	$(0.33)

Shares used in Earnings (loss) per share calculation:
Basic and Diluted	25,686	25,111	25,580	25,062
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and restructuring provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending March 31, 2007, non-cash equity-based compensation was $1.6 million, allocated as follows: $ 0.1 million to cost of goods sold, $0.3 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the six months ending March 31, 2007, non-cash equity-based compensation was $2.7 million, allocated as follows: $ 0.1 million to cost of goods sold, $0.6 million to research and development, $0.5 million to sales and marketing and $1.5 million to general and administrative. For the three months ending March 31, 2006, non-cash equity-based compensation was $1.4 million, allocated as follows: $0.1 million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.5 million to general and administrative. For the six months ended March 31, 2006, non-cash equity-based compensation was $2.8 million, allocated as follows: $0.2 million to cost of goods sold, $0.5 million to research and development, $1.1 million to sales and marketing and $1.0 million to general and administrative.Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, and November 2006. For the three months ending March 31, 2007, restructuring costs were $0.9 million. The Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Also, costs related to terminating facility leases totaled $1.0 million. For the six months ending March 31, 2007, restructuring costs were $3.1 million. The severance and benefits costs totaled $1.8 million. Included as part of the total severance and benefits cost, the Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Costs related to terminating facility leases totaled $1.3 million. Included as part of the total lease termination cost, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three months and six months ended March 31, 2006 did not include restructuring expenses.

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET INCOME PER SHARE
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2007	2006	2006	2005
GAAP net income (loss)	$(5,956)	$(3,165)	$(8,011)	$(7,923)

(1) Equity-based compensation expense under SFAS 123R (see note below)	1,568	1,363	1,135	1,405

(2) Restructuring	885	—	2,211	—

Non-GAAP net income (loss)	$(3,503)	$(1,802)	$(4,665)	$(6,518)

Non-GAAP Earnings (loss) per share:
Basic and Diluted	$(0.14)	$(0.07)	$(0.18)	$(0.26)

Shares used in Earnings (loss) per share calculation:
Basic and Diluted	25,686	25,111	25,474	25,014
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and restructuring provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending March 31, 2007, non-cash equity-based compensation was $1.6 million, allocated as follows: $ 0.1 million to cost of goods sold, $0.3 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the three months ending March 31, 2006, non-cash equity-based compensation was $1.4 million, allocated as follows: $0.1 million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.5 million to general and administrative. For the three months ending December 31, 2006, non-cash equity-based compensation was $1.1 million, allocated as follows: $0.3 million to research and development, $0.3 million to sales and marketing and $0.5 million to general and administrative. For the three months ending December 31, 2005, non-cash equity-based compensation was $1.4 million, allocated as follows: $0.1 million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the three months ending September 30, 2005 did not include equity-based compensation expense under SFAS 123.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, and November 2006. For the three months ending March 31, 2007, restructuring costs were $0.9 million. The Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Also, costs related to terminating facility leases totaled $1.0 million. For the three months ending December 31, 2006, restructuring costs were $2.2 million. While severance and benefits costs totaled $1.9 million, costs related to terminating facility leases totaled $0.3 million. Included as part of the total lease termination cost, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three months ended March 31, 2006 and December 31, 2005 did not include restructuring expenses.